Exhibit 99.2

Moleculin Strengthens Board of Directors with Appointment of John M. Climaco

HOUSTON – July 27, 2017 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a preclinical pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced the appointment of John M. Climaco as an independent member of the Company’s Board of Directors, effective July 24, 2017 to fill a board vacancy.

John M. Climaco, JD, 48, was most recently the Executive Vice President of Perma-Fix Medical S.A, a Polish subsidiary of the Perma-Fix Environmental Services, Inc. (NASDAQ:PESI) where he has served as a director since 2013. From 2003 to 2012, Mr. Climaco served as President and Chief Executive Officer, as well as a member of the Board of Directors of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he cofounded in 2003. Since 2012, Mr. Climaco has served as a member of the Board of Directors for Digirad Corporation (NASDAQ:DRAD), a company that manufactures cameras for nuclear imaging applications and provides for in-office nuclear cardiology imaging. Mr. Climaco has previously served as a board member for PDI, Inc. (NASDAQ:PDII) a provider of outsourced commercial services to pharmaceutical, biotechnology, and healthcare companies, and as a board member for InfuSystem Holdings, Inc. (NASDAQ:INFU), a leading supplier of infusion services to oncologists and other out-patient treatment settings.

From 2001 to 2007, he practiced law for the firm of Fabian and Clendenin, specializing in corporate and tax legal strategies for diverse clients across the U.S. and Europe, as well as joint venture, corporate and securities transactions. Mr. Climaco earned his B.A. in Philosophy from Middlebury College, Cum Laude, and holds a J.D. from the University of California Hasting College of the Law.

“We are pleased to have John join our Board as he brings a wealth of international business successes managing complex operations in addition to his well established capabilities in capital markets, product commercialization and business development,” commented Walter Klemp, CEO of Moleculin, “In addition to his well established and extensive network, clearly his industry background and deep management, legal and board level expertise will be extremely helpful as we continue to execute on our stated milestones.”

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, an anthracycline being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two preclinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient's own immune system. The other portfolio targets the metabolism of tumors.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

PCG Advisory Group

Investors:

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com